EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), is dated as of October 19, 2007, by and among Intelligentias, Inc., a Nevada corporation (the “Company”) and the investors listed on Exhibit A hereto (each an “Investor” and collectively, the “Investors”).

BACKGROUND

A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. The Investors wish, severally, and not jointly, to purchase, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, (i) an aggregate of up to 12,500,000 shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (“Preferred Stock”), which will be convertible into shares (“Conversion Shares”) of the Company’s Common Stock (as hereinafter defined) at the Rate of Conversion (as hereinafter defined), and which will have the rights, preferences and privileges set forth in the form of Certificate of Designation attached hereto as Exhibit B (the “Certificate of Designation”); (ii) warrants to purchase an aggregate of up to 6,250,000 shares of Common Stock at a price per share of $1.25 (the “Market Warrants”) in the form attached hereto as Exhibit C; and (iii) warrants to purchase an aggregate of up to 5,000,000 shares of Common Stock at a price per share of $1.80 (the “Premium Warrants”) in the form attached hereto as Exhibit D.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Best Efforts” means the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as practical.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Certificate of Designation” has the meaning set forth in the Background.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date and time of the Closing and shall be on such date and time as is mutually agreed to by the Company and each Investor.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Greenberg Traurig, LLP, counsel to the Company.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Conversion Price” means, initially, $0.80 per share, subject to the anti-dilution adjustment set forth in Section 6.4 of the Certificate of Designation.

“Conversion Shares” has the meaning set forth in the Background.

“Covering Shares” has the meaning set forth in Section 4.1(b).

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

“Effectiveness Period” has the meaning set forth in Section 6.1(b).

“Environmental Laws” has the meaning set forth in Section 3.1(r).

“Equity Securities” has the meaning set forth in Section 7.1.

“Event” has the meaning set forth in Section 6.1(d).

“Event Payments” has the meaning set forth in Section 6.1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Securities” has the meaning set forth in Section 7.5.

“Filing Date” means thirty (30) days after the Closing Date.

“GAAP” has the meaning set forth in Section 3.1(g).

“Hazardous Materials” has the meaning set forth in Section 3.1(r).

“Indemnified Party” has the meaning set forth in Section 6.4(c).

“Indemnifying Party” has the meaning set forth in Section 6.4(c).

“Insolvent” has the meaning set forth in Section 3.1(h).

“Intellectual Property” means any and all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures) and other similar rights and proprietary knowledge.

“Investor” has the meaning set forth in the Preamble.

“Investors” has the meaning set forth in the Preamble.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Lock-Up Agreements” has the meaning set forth in Section 5.1(c).

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

“Market Warrants” has the meaning set forth in the Background.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, prospects, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (ii) materially and adversely impair the Company’s ability to perform its obligations under any of the Transaction Documents.

“Material Permits” has the meaning set forth in Section 3.1(q).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, incorporated or unincorporated association, joint stock company, unincorporated organization, or a government or any department or agency thereof.

“Plan of Distribution” has the meaning set forth in Section 6.1(a).

“Preferred Stock” has the meaning set forth in the Background.

“Premium Warrants” has the meaning set forth in the Background.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, or a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Price” has the meaning set forth in Section 2.1.

“Purchase Rights” has the meaning set forth in Section 7.1.

“Purchasing Investors” has the meaning set forth in Section 7.2(b).

“Rate of Conversion” means the number of shares of Common Stock into which each share of Preferred Stock may be converted, as determined by dividing (i) the original purchase price of $0.80 per share by (ii) the Conversion Price.

“Registrable Securities” means the Conversion Shares and the Warrant Shares issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Regulation D” has the meaning set forth in the Background.

“Required Effectiveness Date” means the date which is one hundred and eighty (180) days after the Closing Date.

“Resale Registration Statement” has the meaning set forth in Section 6.1(e).

“Rule 144,” “Rule 144(k),” “Rule 415,” and “Rule 424” means Rule 144, Rule 144(k), Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in the Background.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities” means, collectively, the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares.

“Securities Act” has the meaning set forth in the Background.

“Staff” has the meaning set forth in Section 6.1(e).

“Subsidiary” means any direct or indirect subsidiary of the Company.

“Trading Day” means (a) any day on which the Securities are listed or quoted and traded on their primary Trading Market, or (b) if trading ceases to occur on any Trading Market, any Business Day.

“Trading Market” means the over-the-counter market or any national securities exchange, market or trading or quotation facility on which the Common Stock or Preferred Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrants, the Certificate of Designation, and the Transfer Agent Instructions.

“Transfer Agent” means Holladay Stock Transfer, Inc. or any successor transfer agent for the Company.

“Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit F, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Warrants” means, collectively, the Market Warrants and the Premium Warrants.

“Warrant Shares” means the issuance of Common Stock to be issued upon exercise of the Warrants.

ARTICLE II
PURCHASE AND SALE

2.1 Purchase and Sale of the Preferred Stock and Warrants. Subject to the terms and conditions of this Agreement, each of the Investors hereby severally, and not jointly, agrees to purchase, and the Company hereby agrees to sell and issue to each of the Investors, the number of shares of Preferred Stock and Warrants set forth opposite such Investor’s name on Exhibit A for the aggregate purchase price (the “Purchase Price”) set forth opposite such Investor’s name on Exhibit A.

2.2 Closing. At Closing, the Company shall deliver to the Investors (a) the Preferred Stock and Warrants, registered in the names of the Investors as indicated on Exhibit A; (b) evidence of filing of the Certificate of Designation, in the form provided on Exhibit B, with the State of Nevada; (c) executed Transfer Agent Instructions in the form provided on Exhibit F; (d) a legal opinion from Company Counsel in the form set forth on Exhibit G; (e) evidence of notification of filing with each applicable Trading Market of an additional shares listing application covering all of the Registrable Securities; (f) Lock-up Agreements in the form set forth on Exhibit H with all executives and directors of the Company; and (g) a certificate, in the form set forth on Exhibit I, executed by the secretary of the Company and dated as of the Closing Date, as to the Articles of Incorporation, by-laws, foreign qualification, and good standing of the Company and the resolutions adopted by the Company’s Board of Directors authorizing the transactions contemplated by the Transaction Documents. The Investors shall deliver the Purchase Price to the Company by wire transfer of immediately available funds to the account specified by the Company in writing, subject to the execution and delivery of such other documents contemplated hereby on or prior to the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors on and as of the date hereof as follows (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company):

(a) Subsidiaries. The Company has no Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and, except as would not have a Material Adverse Effect, its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its officers, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally; and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except, in the case of clause (ii) or (iii), to the extent that such conflict or violation would not reasonably be expected to have a Material Adverse Effect.

(e) The Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive rights, rights of first refusal, or similar rights of stockholders (other than those imposed by the Investors). The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants and conversion of the Preferred Stock. The offer, issuance and sale of the Securities to the Investors pursuant to the Agreement, in the case of the Conversion Shares, pursuant to the Certificate of Designation, and in the case of the Warrant Shares, pursuant to the Warrants, are exempt from the registration requirements of the Securities Act.

(f) Capitalization. Just prior to Closing, the aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) consists of (i) 300,000,000 authorized shares of Common Stock, par value $0.0001 per share, with 114,555,468 shares of Common Stock outstanding; (ii) 200,000,000 shares of blank check preferred stock, with no shares outstanding; (iii) 12,781,250 shares of Common Stock, on a diluted basis, reserved for issuance upon the exercise of outstanding warrants; and (iv) 2,000,000 shares of Common Stock, on a diluted basis, reserved for issuance upon the exercise of outstanding employee stock options. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws and regulations. Except as disclosed in this Section 3.1(f), the Company does not have outstanding any other options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Preferred Stock or Common Stock, or securities or rights convertible or exchangeable into shares of Preferred Stock or Common Stock. Except as set forth on Schedule 3.1(f) hereto or in the SEC Reports, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as disclosed in Schedule 3.1(f) hereto, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act) or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of five percent (5%) of the outstanding Common Stock.

(g) SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(g), the Company has filed all reports required to be filed by it under Exchange Act Sections 13(a) or 15(d), or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”. Except as otherwise disclosed in later dated SEC Reports, as of their respective dates, or to the extent corrected by a subsequent restatement filed with the SEC, the SEC Reports filed by the Company complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as otherwise disclosed in later dated SEC Reports, the financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Except as otherwise disclosed in later dated SEC Reports, such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(h) No Change. Since the date of the latest unaudited financial statements included within the SEC Reports, except as disclosed in Schedule 3.1(h) hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, and (C) other liabilities that would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company has not altered its method of accounting or the changed its auditors, except as disclosed in its SEC Reports; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services); and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company believe that its creditors intend to initiate involuntary bankruptcy Proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not Insolvent (as hereinafter defined) as of the date hereof, and will not be Insolvent after giving effect to the transactions contemplated hereby to occur at the applicable Closing. For purposes of this Section 3.1(h), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(i) Obligations to Related Parties. Except as set forth in Schedule 3.1(i), there are no arrangements which would be required to be disclosed by Item 404 of Regulation S-B under the Securities Act except as disclosed in the SEC Reports.

(j)  Title to Properties and Assets. Each of the Company and its Subsidiaries has good and valid title to all of the properties and assets reflected as owned in the Company’s financial statements, free and clear of all Liens, mortgages (statutory or otherwise), security interests, pledges, claims or encumbrances except those, if any, disclosed in the Company’s financial statements and except as would not have a Material Adverse Effect. Each of the Company and its Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company or the Subsidiary. Each of the Company and its Subsidiaries owns or leases all of the properties which, to its knowledge, are necessary to its operations as now conducted.

(k)  Intellectual Property. Except as set forth in Schedule 3.1(k), each of the Company and its Subsidiaries owns or possesses adequate and enforceable rights to use all Intellectual Property used or necessary for the conduct of its business as now being conducted, proposed to be conducted, and as described in the Company’s SEC Reports. To the Company’s knowledge, neither the Company nor any Subsidiary of the Company infringes on or is in conflict with any right of any other person with respect to any Intellectual Property nor is there any claim of infringement made by a third party against or involving the Company or any of its Subsidiaries, which infringement, conflict or claim, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. None of the Intellectual Property used in the Company’s business is expected to expire or terminate within two (2) years from the date of this Agreement, except where such expiration or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property. The Company has never agreed to indemnify any person for or against any interference. infringement, misappropriation or other conflict with respect to any Intellectual Property, except as would not have a Material Adverse Effect. To the Company’s knowledge, none of the key employees of the Company are obligated under any contract (including, without limitation, licenses, covenants, or commitments of any, nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her reasonable diligence to promote the interests of the Company or that would conflict with the Company’s business as presently conducted, except as would not have a Material Adverse Effect.

(l) Compliance with Other Instruments. Except as would not have a Material Adverse Effect, the Company is not in violation or default of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. None of the Company’s Subsidiaries is in violation or default of any provision of any material mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ.

(m)  Litigation. Except as disclosed in Schedule 3.1(m), there is no Proceeding pending or, to the Company’s knowledge, currently threatened against the Company or any Subsidiary that questions the validity of this Agreement, or the Transaction Documents, or the right of the Company to enter into any of such agreements or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company or any Subsidiary, financially or otherwise, or any change in the current equity ownership of the Company or any Subsidiary, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened involving the prior employment of any of the employees of the Company or any Subsidiary, their use in connection with the business of the Company or any Subsidiary of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Except as disclosed in Schedule 3.1(m), neither the Company nor any Subsidiary is a party or subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no material Proceeding by the Company or any Subsidiary currently pending or which the Company or any Subsidiary intends to initiate.

(n) Labor Matters. The Company and its Subsidiaries are in compliance in all respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(o) Key Employees. Neither the Company nor any of its Subsidiaries has collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company or any Subsidiary. Except as disclosed on Schedule 3.1(o), neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, consulting agreement, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.

(p) Registration Rights and Voting Rights. Except as required pursuant Article VI of this Agreement and as disclosed in Schedule 3.1(p), the Company is presently not under any obligation, and has not granted any rights, to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, except as disclosed in Schedule 3.1(p), no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

(q) Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof, in respect of the conduct of its business or the ownership of its properties which violation would have a Material Adverse Effect. Except as disclosed in Schedule 3.1(q), no governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Securities, the issuance of the Conversion Shares pursuant to the Certificate of Designation, or issuance of the Warrant Shares upon exercise of the Warrants, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Except as disclosed in Schedule 3.1(q), each of the Company and is Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), except where the failure to possess such permits is not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of Proceedings relating to the revocation or modification of any Material Permit.

(r) Environmental and Safety Laws. The Company and its Subsidiaries (i) are in compliance in all respects with any and all Environmental Laws (as hereinafter defined); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance in all respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(s) Offering Valid. Assuming the accuracy of the representations and warranties of the Investors contained in Section 3.2 hereof, the offer, sale and issuance of the Preferred Stock, the Warrants, and the Warrant Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

(t) Private Placement. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market in a manner which would require any stockholder or other approval.

(u) Insurance. The Company maintains insurance of the types and in the amounts it deems adequate for its business covering all risks customarily insured against, provided that the Company has a general directors and officers liability insurance policy with coverage customary for companies similarly situated to the Company.

(v)  Illegal Payments. The Company and its Subsidiaries have not, and to the best knowledge of the Company, no director, officer, agent or employee of the Company or any of its Subsidiaries has paid, caused to be paid, or agreed to pay, directly or indirectly, in connection with the business of the Company (i) to any government or agency thereof, any agent or any supplier or customer, any bribe, kickback or other similar payment; (ii) any contribution to any political party or candidate (other than from personal funds of directors. officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law; or (iii) intentionally established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

(w)  Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with fully.

(x) Placement Agent’s Fees. The Company is not, directly or indirectly, obligated to pay any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the execution, delivery or performance of the Transaction Documents or issuance of the Securities. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement.

(y) Application of Takeover Protections. Except as described in Schedule 3.1(y), there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation or otherwise, that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(z) Disclosure. All disclosure provided by the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial condition, which, under applicable law, rule or regulation, required public disclosure or announcement by the Company prior to the date hereof but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

(aa) Acknowledgment Regarding Investors’ Purchase of Securities. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees it has been advised that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(bb) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Sarbanes-Oxley Act. Except as disclosed in SEC Reports, the Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(dd)  Tax Status. Except as disclosed in Schedule 3.1(dd), the Company and each of its Subsidiaries (i) has made or filed all foreign, federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, to the extent the final deadlines for which were on or before the date hereof; (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

(ee) Investment Company. The Company is not now, and after the sale of the Securities under the Transaction Documents and the application of net proceeds from the sale of the Securities described in Section 4.6 herein will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.2 Representations, Warranties and Covenants of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents, warrants and covenants to the Company as follows:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Securities hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(b) No Public Sale or Distribution. Such Investor is (i) acquiring the Preferred Stock and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c) Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(e) Access to Information. Such Investor acknowledges that it has had access to the Disclosure Materials and information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment. No information, inquiry, or investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) Restricted Securities. The Investors understand that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(g) Short Sales. No Investor, directly or indirectly, and no Person acting on behalf of any Investor, has engaged in any purchases or sales of any securities, including any derivatives, of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) since the time that such Investor was first contacted by the Company regarding the sale of Securities as contemplated under the Transaction Documents. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

(h) Legends. It is understood that, except as provided in Section 4.1(b) of this Agreement, certificates evidencing such Securities may bear the legend set forth in Section 4.1(b).

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Investors covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144(k), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor,” as defined in Rule 501(a) under the Securities Act, and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

(b) The Investors agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing any of the Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) while a registration statement (including the Registration Statement) covering the resale of the Securities is effective under the Securities Act; (ii) following any sale of such Securities pursuant to Rule 144 if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the Securities can be sold under Rule 144; (iii) if the Securities are eligible for sale under Rule 144(k); or (iv) if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the staff of the SEC). Subject to receipt of the undertaking referred to above, the Company shall use its Best Efforts to cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three (3) Trading Days following the delivery by an Investor to the Company or the Transfer Agent of (i) a legended certificate representing such Securities, and (ii) an opinion of counsel to the extent required by Section 4.1(a), deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from the legend referred to above. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section.

If within three (3) Trading Days after the Company’s receipt of a legended certificate and the other documents as specified in clauses (i) and (ii) of the paragraph immediately above, the Company shall fail to issue and deliver to such Investor a certificate representing such Securities that is free from the legend referred to above, and if on or after such third Trading Day the Investor purchases (in an open market transaction) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend (the “Covering Shares”), then the Company shall, within three (3) Trading Days after the Investor’s request, pay cash to the Investor in an amount equal to the excess (if any) of the Investor’s total purchase price (including reasonable brokerage commissions, if any) for the Covering Shares, over the product of (A) the number of Covering Shares, times (B) the closing sale price on the date of delivery of such certificate.

(c) The Company will not object to and shall permit (except as prohibited by law) an Investor to pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities, and if required under the terms of such agreement, loan or arrangement, the Company will not object to and shall permit (except as prohibited by law) such Investor to transfer pledged or secured Securities to the pledges or secured parties. Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge. Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Provided that the Company is in compliance with the terms of this Section 4.1(c), the Company’s indemnification obligations pursuant to Section 6.4 shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(c).

4.2 Furnishing of Information. During the time the Registration Statement is required to be effective, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.3 Integration. The Company shall not, and shall use its commercially reasonably efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.4 Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue Conversion Shares and Warrant Shares under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Conversion Shares and Warrant Shares under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

4.5 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities for working capital and general corporate purposes.

ARTICLE V
CONDITIONS AND COVENANTS

5.1 Conditions Precedent to the Obligations of the Investors. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality or Material Adverse Effect qualifiers, which shall be true and correct in all respects) as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. The Company and each other Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing; and

(c) Lock-Up Agreements. Lock-up agreements, in the form attached as Exhibit H shall have been put in place covering all shares of Common Stock held by Company executive officers and directors (the “Lock-Up Agreements”). The lock-up restrictions in such Lock-Up Agreements will be released only after one hundred eighty (180) days following the Effective Date of the Registration Statement referred to in Section 6.1(b) below.

(d) Payment of Expenses. The Company shall pay, in accordance with Section 8.2, the reasonable fees, expenses and disbursements of Ropes & Gray LLP, as counsel to the Investors.

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and

(b) Performance. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing.

5.3 Covenants of the Company. The Company hereby covenants as follows:

(a) Observation Rights. So long as Investors own a majority of the shares of Preferred Stock acquired hereunder, at any time that the Investors do not choose to designate a director to serve on the Board of Directors of the Company pursuant to Section 2 of the Certificate of Designation, Investors will be entitled to designate one individual as an observer to attend all meetings of the Board of Directors and to receive all information provided to the directors. The Company will reimburse all costs associated with the attendance of the meetings of the Board of Directors, or any committees thereof, by any director or observer designated by the Investors.

(b) NASDAQ Listing. If requested by the Investors, the Company will use its Best Efforts to list its shares for trading on the NASDAQ Global Market, NASDAQ Global Select Market, or NASDAQ Capital Market (or any other exchange specified by the Investors) as promptly as practicable, including using its Best Efforts to take all action necessary to meet, and maintain compliance, with all qualifications for such listing.

ARTICLE VI
REGISTRATION RIGHTS

6.1 Registration Statement.

(a) As soon as practicable but in no event later than the Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act) and shall contain (except if otherwise directed by the Investors or requested by the SEC) the “Plan of Distribution” in substantially the form attached hereto as Exhibit E.

(b) The Company shall use its reasonable Best Efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practical after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its reasonable Best Efforts to keep the Registration Statement continuously effective under the Securities Act for all Registrable Securities until the date that all Conversion Shares and Warrant Shares covered by such Registration Statement have been sold or can be sold publicly under Rule 144 on a single day (the “Effectiveness Period”).

(c) The Company shall notify the Investors in writing promptly (and in any event within two (2) Trading Days) after receiving notification from the SEC that the Registration Statement has been declared effective.

(d) Should an Event (as defined below) occur, then upon the occurrence of such Event, and on every monthly anniversary thereof for fifteen (15) months or until the applicable Event is cured, whichever is longer, as relief for the damages suffered therefrom by the Investors (the parties hereto agreeing that the liquidated damages provided for in this Section 6.1(d) constitute a reasonable estimate of the damages that may be incurred by the Investors by reason of the Event and that such liquidated damages represent the exclusive monetary remedy for the Investors for damages suffered due to an Event), the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to one and a half percent (1.5%) of the aggregate Purchase Price paid by such Investor hereunder, subject to a cap of twenty-two and a half percent (22.5%) (provided that, to the extent an Event occurs with respect to only a portion of the Registrable Securities, the Event Payments with respect to such Event shall be reduced proportionately to the portion of Registrable Securities with regard to which no Event has occurred). The payments to which an Investor shall be entitled pursuant to this Section 6.1(d) are referred to herein as “Event Payments.” Any Event Payments payable pursuant to the terms hereof shall apply on a pro rated basis for any portion of a month prior to the cure of an Event. In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. All pro rated calculations made pursuant to this Section 6.1 shall be based upon the actual number of days in such pro rated month.

For such purposes, each of the following shall constitute an “Event”:

(i) the Registration Statement is not filed on or prior to the Filing Date or is not declared effective on or prior to the Required Effectiveness Date;

(ii) the Registration Statement is not kept continuously effective under the Securities Act during the Effectiveness Period;

(iii) the exercise rights of the Investors pursuant to the Warrants are suspended.

(e) Notwithstanding anything to the contrary contained in this Agreement, if the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting a primary offering of securities by or on behalf of the Company, or in any other manner, such that the Staff or the SEC does not permit such Registration Statement to become effective and used for resales in a continuous at the market offering pursuant to Rule 415 under the Securities Act by the Investors (or as otherwise may be acceptable to each Investor) without being named therein as “underwriters” (a “Resale Registration Statement”), and the Company has used its Best Efforts to contest such determination, and as a result the Company is not able to register all of the Registrable Securities, but is able to register at least eighty percent (80%) of the Registrable Securities, then no Event shall be deemed to have accrued as a result of such failure. If any reduction in the number of Registrable Securities included in a Registration Statement is made pursuant to this Section 6.1(e), then an affected Investor shall have the right, upon delivery of a written request to the Company signed by the Investor, to require the Company to file a Resale Registration Statement under Rule 415 within ninety (90) days after its receipt of such request (subject to any restrictions imposed by Rule 415 or required by the Staff or the SEC) for resale by such Investor in a manner reasonably acceptable to such Investor, and the Company shall, following such request, use its Best Efforts to cause such registration statement to be declared and kept effective in the same manner as otherwise contemplated in this Agreement for registration statements hereunder, in each case for a period equal to that specified in Section 6.1(b) herein (it being understood that the special demand right under this sentence may be exercised by a Investor multiple times and with respect to limited amounts of Registrable Securities to the extent limitations are required in order to permit the resale thereof by such Investor pursuant to a Resale Registration Statement as contemplated above); and the Company shall otherwise use its Best Efforts to satisfy the registration rights set forth in Sections 6.1 through 6.8 herein as promptly as practicable.

(f) The Company shall not, from the date hereof until the Effective Date of the Registration Statement, prepare and file with the SEC a registration statement relating to an offering for cash for its own account, or for the account of any other person, under the Securities Act of any of its equity securities, other than any registration statement or post-effective amendment to a registration statement (or supplement thereto) relating to the Company’s employee benefit plans registered on Form S-8.

(g) The Company may require each Investor to provide such information regarding such Investor as may be required under the Securities Act to effect the registration contemplated hereunder.

6.2 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) (i) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities during the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practical, and in any event within ten (10) Trading Days (except to the extent that the Company reasonably requires additional time to respond to accounting comments), to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to the Company with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(b) Notify the Investors as promptly as reasonably practical, and confirm such notice in writing no later than two (2) Trading Days thereafter, of any of the following events: (i) any Registration Statement or any post-effective amendment is declared effective; (ii) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (iii) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (iv) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Use its reasonable Best Efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(d) If requested by an Investor, promptly provide such Investor, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(e) Promptly deliver to each Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(f) Prior to any public offering of Registrable Securities, use its reasonable Best Efforts to register or qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Investors may reasonably request.

(h) Promptly upon the occurrence of any event described in Section 6.1(d), prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Comply with all rules and regulations of the SEC applicable to the Company in connection with the registration of the Securities.

(j) The Company shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

6.3 Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement, but excluding underwriting discounts and commissions of the Investors, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses incurred by the Company, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (f) reasonable fees and expenses of one special counsel for the Investors; and (g) all listing fees to be paid by the Company to the Trading Market.

6.4 Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Investor, the officers, directors, partners, members, agents and employees of each of them, each Person who controls or is alleged to control any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with information that relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was provided by such Investor in writing for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto.

(b) Indemnification by Investors. Each Investor shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, in each case, on the effective date thereof, but only to the extent that such untrue statement or omission is based solely upon information regarding such Investor furnished to the Company by such Investor in writing expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was provided by such Investor for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Investor under this Section 6 be greater in amount than the excess of the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation over the dollar amount of an other damages incurred by Investor in connection with such registration.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party or that additional or different defenses may be available to the Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, unless such consent is unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 6.4(a) or  (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.5 Dispositions. Each Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus. Each Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(b)(ii), (iii) or (iv), such Investor will use commercially reasonable efforts to discontinue disposition of such Registrable Securities under the Registration Statement until such Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

6.6 Assignment of Registration Rights. The registration rights under Article VI of this Agreement shall be automatically assignable by the Investors to any transferee of all or any potion of such Investor’s Registrable Securities if (i) the Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement.

6.7 No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Investors in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities. The Company will not file a registration statement relating to the resale of Company securities for the account of any other holder of Company securities prior to the Effective Date.

6.8 Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Investor not then eligible to sell all of its Registrable Securities under Rule 144(k), written notice of such determination and if, within ten (10) days after receipt of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Investor requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. If an offering in connection with which an Investor is entitled to registration under this Section 6.8 is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Preferred Stock and Common Stock included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to the Company and the underwriter or underwriters.

ARTICLE VII
PURCHASE RIGHTS

7.1 Subsequent Offerings. So long as a majority of the shares of Preferred Stock remain outstanding, the Investors will have the right of first refusal (the “Purchase Rights”) to purchase, on the same terms as other investors, up to twenty-five percent (25%) of any equity securities, securities convertible into equity securities, or options or warrants therefor (“Equity Securities”) that the Company proposes to offer, other than the securities excluded by Section 7.5 hereof.

7.2  Exercise of Rights.

(a) If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen (15) days from the giving of such notice to elect to purchase its pro rata share (based on the number of shares of Preferred Stock owned by it in relation to the number of shares of Preferred Stock owned by all Investors) of Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of such Equity Securities to be purchased.

(b) If not all of the Investors elect to purchase their share of the Equity Securities, then the Company shall promptly notify in writing the Investors who have elected to purchase their full share of such Equity Securities and shall offer such Investors (the “Purchasing Investors”) the right to acquire such unsubscribed shares. The Purchasing Investors shall have ten (10) days after receipt of such notice to notify the Company of their election to purchase all or a portion thereof of the unsubscribed shares. If the Purchasing Investors have, in the aggregate, elected to purchase more than the number of unsubscribed shares being offered in such notice, then the unsubscribed shares shall be allocated according to each Purchasing Investor’s share up to the number of unsubscribed shares set forth in the notice to the Purchasing Investors. The Purchasing Investors shall then effect the purchase of the Equity Securities at the closing of the issuance of Equity Securities described in the notice delivered by the Company pursuant to Section 7.2(a). On the date of such closing, the Company shall deliver to the Investors the certificates representing the Equity Securities to be purchased by the Purchasing Investors, each certificate to be properly endorsed for transfer, and at such time, the Purchasing Investors shall pay the purchase price for the Equity Securities.

7.3 Issuance of Equity Securities to Other Persons. If the Investors fail to exercise in full their Purchase Rights, the Company shall have forty-five (45) days thereafter to sell the Equity Securities in respect of which the Investor’s rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company’s notice to the Investors pursuant to Section 7.2(a) hereof. If the Company has not sold such Equity Securities within such forty-five (45) days, the Company shall not thereafter issue or sell any Equity Securities, without first again complying with this Article VII.

7.4 Transfer of Purchase Rights. The Purchase Rights of each Investor under this Article VII may be transferred to any Affiliate of such Investor.

7.5 Excluded Securities. The Purchase Rights established by this Article VII shall have no application to any of the following issuances of Equity Securities (collectively, the “Excluded Securities”):

(a) shares of Common Stock issued or issuable to employees, directors or consultants pursuant to equity holder plans maintained by the Company and registered with the SEC on Form S-8;

(b) shares of Common Stock issued or issuable upon the exercise or conversion of currently outstanding options, warrants, or convertible securities;

(c) shares of Common Stock issued or issuable on the exercise of the Warrants or conversion of the Preferred Stock;

(d) shares of Common Stock issued or issuable solely as consideration for bank financings, equipment leases, investor relations/public relations services, business acquisitions, mergers or strategic partnerships, and not for financing purposes.

ARTICLE VIII
MISCELLANEOUS

8.1 Termination. This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

8.2 Fees and Expenses. The Company shall pay, reimburse and hold the Investors harmless from liability for the payment of all reasonable fees and expenses incurred by them in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby. The fees and expenses of the Investors may include, without limitation, the fees and expenses of counsel (which shall not exceed, without the Company’s prior written consent, the sum of $[ ]) and accountants and out of pocket expenses of the Investors arising in connection with the preparation, negotiation and execution of the Transaction Documents and the consummation of the transactions contemplated thereby (an estimate of the fees and expenses of such counsel may be paid by check delivered or wire transfer to such counsel at the Closing by the Investors, the amount of such check or wire transfer being deducted from the aggregate amount to be paid by the Investors at the Closing for the Preferred Stock to be purchased by them under this Agreement). The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities.

8.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

8.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section  prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are as follows:

Notices for the Company:

Intelligentias, Inc.
303 Twin Dolphin Drive, 6th Floor
Redwood City, California 94101
Attention: Mr. Ian Rice, Chairman and CEO
Telephone No.: 650-632-4526
Facsimile No.: 650-357-6901

with a copy to:

Greenberg Traurig, LLP
MetLife Building
200 Park Avenue, 15th Floor
New York, New York 10166
Attention: Spencer G. Feldman, Esq.
Telephone No.: 212-801-9200
Facsimile No.: 212-801-6400
Email Address: feldmans@gtlaw.com

Notices for the Investors:

Kingdon Capital Management, LLC
152 West 57th Street, 50th Floor
New York, New York 10019
Attention: Alfred Barbagallo
Telephone No.: 212-333-0123
Email Address: alfred.barbagallo@kingdon.com

with a copy to:

Ropes & Gray LLP
One International Place
Boston, MA 02110
Attention: Joel F. Freedman
Telephone No.: 617-951-7309
Facsimile No.: 617-951-7050

8.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the holders of at least 80% of the Registrable Securities held on the date of such amendment or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Investors under Article VI may be given by Investors holding at least a majority of the Registrable Securities to which such waiver or consent relates, and any such amendment shall be binding upon the Company and all holders of Registrable Securities.

8.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided (i) the Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the Registrable Securities with respect to which such rights are being transferred or assigned; (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement.

8.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

8.9 Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

8.10 Survival. The representations and warranties contained herein shall survive the Closing.

8.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

8.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall promptly issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument at no cost to the Investor. The Company may require the execution by the holder thereof of a customary lost certificate affidavit of that fact and a customary agreement to indemnify and hold harmless the Company (and Transfer Agent, if applicable) for any losses in connection therewith.

8.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

8.15 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

8.16 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INTELLIGENTIAS, INC.

By:	/s/ Luigi Caramico
Name: Luigi Caramico
Title: President

Securities Purchase Agreement

INVESTORS:

Kingdon Capital Management, LLC, the Investment Manager to M. Kingdon Offshore Ltd.

By:	/s/ Alan P. Winters
Name: Alan P. Winters
Title: Chief Operating Officer

By: Kingdon Capital Management, LLC, the Investment Adviser to Kingdon Associates

By:	/s/ Alan P. Winters
Name: Alan P. Winters
Title: Chief Operating Officer

By: Kingdon Capital Management, LLC, the Investment Adviser to Kingdon Family Partnership, L.P.

By:	/s/ Alan P. Winters
Name: Alan P. Winters
Title: Chief Operating Officer

Exhibit A
Schedule of Investors

Investor	Preferred Stock	Market Warrants	Premium Warrants	Purchase Price

M. Kingdon Offshore Ltd.	8,875,000	4,437,500	3,550,000	7,100,000

Kingdon Associates	3,143,750	1,571,875	1,257,500	2,515,000

Kingdon Family Partnership, L.P.	481,250	240,625	192,500	385,000

TOTAL	12,500,000	6,250,000	5,000,000	$10,000,000